Signature Page for Mutual Fund Services Agreement

         TANAKA FUNDS, INC.

         By: _/s/_______________                                Date: 12/14/98

         Print Name: Graham Y. Tanaka, President

         Attest: Robert L. Grant

          UNIFIED FUND SERVICES, INC.

         By ____/s/_______________________                      Date: 12/23/98

         Print Name: David A. Bogaert

         Title: President

         By: ___/s/__________________                           Date: 12/23/98

         Print Name: Linda Lawson

         Title: Senior Vice President, C.O.O.

         Attest: Carol J. Highsmith